EXHIBIT 4.3

NUMBER ________
(SEE REVERSE SIDE FOR LEGEND)
(THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO
5:00 P.M. NEW YORK CITY TIME, ON THE FIFTH ANNIVERSARY
OF THE DATE OF THE COMPLETION OF THE INITIAL BUSINESS
COMBINATION)
WARRANTS

CAZADOR ACQUISITION CORPORATION LTD.
CUSIP ______________
WARRANT

THIS CERTIFIES THAT, for value received ________________________ is the registered holder of such number of Warrants set forth above (the “Warrants”), each such Warrant expiring at 5:00 p.m. New York time, on the fifth anniversary of the date of the  completion of the Initial Business Combination (as defined in the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement)) or earlier upon redemption by Cazador Acquisition Corporation Ltd., an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”) in accordance with the terms hereof and entitling the holder to purchase one fully paid and non-assessable ordinary share (“Ordinary Share”) of the Company. The Warrant entitles the holder thereof to purchase from the Company, commencing on the later of (i) the consummation by the Company of an Initial Business Combination (as defined in the Warrant Agreement) or (ii) _________, 2011, one year from the date of the final prospectus that forms a part of the Company’s registration statement on Form F-1, such number of Ordinary Shares of the Company at the price of $7.50 per share, as such price may be adjusted, upon surrender of this Warrant Certificate and payment of the Warrant Price on or prior to the expiration date at the offices of the Warrant Agent, Continental Stock Transfer & Trust Company, with the exercise form on the reverse side of the Warrant Certificate completed and executed as indicated, accompanied by full payment of the Warrant Price, by certified check payable to the Company, for the number of warrants being exercised, but only subject to the conditions set forth herein and in the Warrant Agreement.  In no event shall the Company be required to settle any Warrant exercise for cash, whether by net cash settlement or otherwise.  The term Warrant Price as used in this Warrant Certificate refers to the price per Ordinary Share at which Ordinary Shares may be purchased at the time the Warrant is exercised.

          Notwithstanding the foregoing, and subject to Section 3.3 of the Warrant Agreement, no Warrant may be exercised unless (i) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the Ordinary Shares issuable upon exercise of the Warrant and a current prospectus relating to the offer and sale of those Ordinary Shares is available, or (ii) in the opinion of counsel to the Company, the issuance of the Ordinary Shares upon the exercise of the Warrants is exempt from the registration requirements of the Securities Act.

          No fraction of an Ordinary Share will be issued upon any exercise of a Warrant. If, upon exercise of a Warrant, a holder would be entitled to receive a fractional interest in an Ordinary Share, the Company shall, upon exercise, round up to the nearest whole number the number of Ordinary Shares to be issued to such holder.

          Upon any exercise of the Warrant for less than the total number of full Ordinary Shares provided for herein, there shall be issued to the registered holder hereof or the registered holder’s assignee a new Warrant Certificate covering the number of Ordinary Shares for which the Warrant has not been exercised.

          Warrant Certificates, when surrendered at the offices of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

          Upon due presentment for registration of transfer of the Warrant Certificate at the offices of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

          The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

          This Warrant does not entitle the registered holder to any of the rights of a shareholder of the Company.

By
Director

Cazador Acquisition Corporation Ltd.

          Subject to Section 6.4 of the Warrant Agreement, the Company may redeem in whole and not in part, not less than all of the outstanding Warrants (other than any Private Warrants that are held by the Sponsor or any Permitted Transferee), at the option of the Company, at any time after such Warrants become exercisable and prior to their expiration, at the offices of the Warrant Agent, upon a minimum of 30 days’ notice, at the price of $0.01 per Warrant (the “Redemption Price”); provided, however, that the last sales price of the Ordinary Shares on the Nasdaq Capital Market, or other national securities exchange on which the Ordinary Shares may be traded, equals or exceeds $15.00 per share for 20 trading days within any 30 trading day period ending three business days prior to the notice of redemption to warrant holders (the “30-day redemption period”); and provided, further that a registration statement under the Securities Act of 1933, as amended, or the Securities Act, relating to the Ordinary Shares issuable upon exercise of the Warrants is effective and expected to remain effective to and including the redemption date, and a prospectus relating to the Ordinary Shares issuable upon exercise of the Warrants is available throughout the 30-day redemption period.  If the foregoing conditions are satisfied, and the Warrants are called for redemption, each registered holder will be entitled to exercise their Warrants prior to the date scheduled for redemption.  In the event the Company calls the Warrants for redemption pursuant to Section 6.1 of the Warrant Agreement, the Company shall have the option to require all holders of those Warrants who elect to exercise their Warrants prior to the date scheduled for redemption to exercise the Warrants on a cashless basis. If the Company requires holders of the Warrants to exercise the Warrants on a cashless basis, each holder of such Warrants shall pay the Warrant Price by surrendering such Warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Warrants, multiplied by the difference between the Fair Market Value and the Warrant Price of the Warrants by (y) the Fair Market Value. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of redemption shall be canceled on the books of the Company and have no further value except for the $0.01 redemption price.

The securities represented by this Warrant Certificate (including the securities issuable upon the exercise of the Warrant) are subject to the terms and conditions set forth in the Warrant Agreement dated as of [ ], 2010, by and between the Company and the Warrant Agent (the “Warrant Agreement”).  Copies of such agreement may be obtained by the holder hereof at the Warrant Agent’s principal place of business without charge.

Capitalized terms used herein but not defined shall have the meaning set forth in the Warrant Agreement.

ELECTION TO PURCHASE
To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise ______________ Warrants represented by this Warrant Certificate, and to purchase the shares of Ordinary Shares issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to
(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated: _____________________
(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)

ASSIGNMENT
To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received, _______________________ hereby sell, assign, and transfer unto

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to
(PLEASE PRINT OR TYPE NAME AND ADDRESS)

______________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint _________________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated: _________________________
(SIGNATURE)

The signature to the assignment of the Subscription Form must correspond to the name written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a commercial bank or trust company or a member firm of the American Stock Exchange, New York Stock Exchange, Pacific Stock Exchange or Chicago Stock Exchange.